Exhibit 99.1

THE MARCUS CORPORATION REPORTS SECOND QUARTER FISCAL 2020 RESULTS
Company reaffirms strong balance sheet, sufficient liquidity as it executes its phased reopening plans

Milwaukee, August 4, 2020 … The Marcus Corporation (NYSE: MCS) today reported results for the second quarter of fiscal 2020 ended June 25, 2020.

Second Quarter Fiscal 2020 Highlights

•	Total revenues for the second quarter of fiscal 2020 were $7,933,000, compared to total revenues of $232,500,000 for the second quarter of fiscal 2019.

•	Operating loss was $53,062,000 for the second quarter of fiscal 2020, compared to operating income of $27,475,000 for the prior year quarter.

•	Net loss attributable to The Marcus Corporation was $27,029,000 for the second quarter of fiscal 2020, compared to net earnings attributable to The Marcus Corporation of $18,066,000 for the same period in fiscal 2019.

•	Net loss per diluted common share attributable to The Marcus Corporation was $0.89 for the second quarter of fiscal 2020, compared to net earnings per diluted common share attributable to The Marcus Corporation of $0.58 for the second quarter of fiscal 2019.

•	Adjusted net loss attributable to The Marcus Corporation was $42,525,000 for the second quarter of fiscal 2020, compared to Adjusted net earnings attributable to The Marcus Corporation of $20,169,000 for the second quarter of fiscal 2019.

•	Adjusted net loss per diluted common share attributable to The Marcus Corporation was $1.37 for the second quarter of fiscal 2020, compared to Adjusted net earnings per diluted common share attributable to The Marcus Corporation of $0.64 for the prior year quarter.

•	Adjusted EBITDA was a loss of $30,046,000 for the second quarter of fiscal 2020, compared to Adjusted EBITDA of $49,543,000 for the comparable prior year period.

•	Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA reflect adjustments made by the company to eliminate the impact of a favorable income tax adjustment and certain nonrecurring property closure expenses, reopening expenses and impairment charges during the second quarter of fiscal 2020, as well as certain nonrecurring acquisition and preopening expenses related to the Movie Tavern acquisition and certain nonrecurring preopening expenses related to the conversion of the former InterContinental Milwaukee hotel into Saint Kate® – The Arts Hotel, during the first half of fiscal 2019.

First Half Fiscal 2020 Highlights

•	Total revenues for the first half of fiscal 2020 were $167,393,000, compared to total revenues of $402,539,000 for the first half of fiscal 2019.

•	Operating loss was $75,262,000 for the first half of fiscal 2020, compared to operating income of $32,425,000 for the first half of fiscal 2019.

•	Net loss attributable to The Marcus Corporation was $46,381,000 for the first half of fiscal 2020, compared to net earnings attributable to The Marcus Corporation of $19,926,000 for the first half of fiscal 2019.

•	Net loss per diluted common share attributable to The Marcus Corporation was $1.53 for the first half of fiscal 2020, compared to net earnings per diluted common share attributable to The Marcus Corporation of $0.64 for the first half of fiscal 2019.

•	Adjusted net loss attributable to The Marcus Corporation was $51,860,000 for the first half of fiscal 2020, compared to Adjusted net earnings attributable to The Marcus Corporation of $24,279,000 for the first half of fiscal 2019.

•	Adjusted net loss per diluted common share attributable to The Marcus Corporation was $1.67 for the first half of fiscal 2020, compared to Adjusted net earnings per diluted common share attributable to The Marcus Corporation of $0.78 for the first half of fiscal 2019.

•	Adjusted EBITDA was a loss of $17,996,000 for the first half of fiscal 2020, compared to Adjusted EBITDA of $74,299,000 for the first half of fiscal 2019.

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•	Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA reflect adjustments made by the company to eliminate the impact of a favorable income tax adjustment and certain nonrecurring property closure expenses, reopening expenses and impairment charges during the first half of fiscal 2020, as well as certain nonrecurring acquisition and preopening expenses related to the Movie Tavern acquisition and certain nonrecurring preopening expenses related to the conversion of the former InterContinental Milwaukee hotel into Saint Kate® – The Arts Hotel, during the first half of fiscal 2019.

“The impact of the COVID-19 pandemic on our business, the industries in which we compete, and the global economy is truly unprecedented,” said Gregory S. Marcus, president and chief executive officer of The Marcus Corporation. “Yet thanks to the resiliency of our team, our strong financial position and the proactive measures we took when the pandemic began, including reducing expenses and increasing our liquidity, we are positioned to weather this crisis. As we prudently reopen our theatres, hotels and restaurants, I have every confidence that our outstanding team has gone above and beyond to deliver an exceptional experience while protecting the health and safety of our guests and associates. We have always said our associates are our greatest asset. That has proven true time and again throughout this crisis.”

Balance Sheet

The company believes it entered this crisis from a position of strength. As a result, despite all theatres and hotels being closed during most of the second quarter of fiscal 2020, the company’s net-debt-to-capitalization ratio (debt, net of cash) was 32% at the end of the second quarter.

On April 29, 2020, The Marcus Corporation entered into an amendment to its credit agreement, which included a new $90.8 million term loan. This additional financing further enhanced the company’s liquidity, which as of June 25, 2020 included approximately $170 million in cash and revolving credit availability.

“Maintaining a strong balance sheet has always been core to our strategy,” said Marcus. “With our enhanced liquidity, we believe it positions us to continue to sustain our operations well into 2021, even in the unlikely scenario that our properties continue to be closed. It is also worth noting that in addition to our owned hotels, we own the underlying real estate for the majority of our theatres. We believe this is a significant advantage for us relative to our peers as it keeps our monthly fixed lease payments low and provides significant underlying credit support for our balance sheet.”

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Marcus also noted that the company expects to benefit from the Coronavirus Aid, Relief, and Economic Security Act of 2020 by realizing certain income tax benefits in fiscal 2020 and 2021.

Marcus Theatres®

On June 19, 2020, Marcus Theatres began to implement its phased reopening plan starting with six theatres, with the primary goal being to test new operating protocols designed to prioritize the safety and well-being of both guests and associates. The timing of additional theatre reopenings will coincide with local market demand and film studio plans to release new films to the market.

“We remain optimistic that pent up demand, increased consumer comfort and the coming release of new films will help accelerate our reopening,” said Rolando Rodriguez, chairman, president and chief executive officer of Marcus Theatres. “While we were on intermission during the second quarter, we developed, tested and implemented our comprehensive ‘Movie STAR’ approach, featuring enhanced health and safety protocols and advanced technology so our guests can enjoy the big screen with confidence. We also offered curbside pick-up and online ordering of favorites like popcorn, pizza and other food items, and introduced five parking lot cinemas for those looking to enjoy an outdoor movie experience. Throughout this period, we remained in consistent communication with our loyal guests through our Magical Movie RewardsSM loyalty program.”

As of the date of this release, the film studios have indicated that they intend to release new films later this month, beginning with Unhinged on August 21, New Mutants on August 28 and the highly anticipated Tenet on September 3. If this schedule holds, we expect to reopen the majority of our theatres in time for these new movies. Additional films expected in the second half of the year include The King’s Man, Wonder Woman 1984, Death on the Nile, Black Widow, Soul, No Time to Die, Free Guy, West Side Story, Coming 2 America, Dune, and The Croods 2. “While we cannot control future film release dates, we will continue to adapt our plans as necessary and find innovative ways to stay connected to our guests as we prepare to welcome them back to a safe and comfortable environment,” said Rodriguez.

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Marcus® Hotels & Resorts

In June, Marcus Hotels & Resorts reopened four company-owned hotels. Most hotels under management have also reopened. Additional hotel reopenings are expected in the third quarter and will be evaluated as individual and business travelers begin to travel more freely.

Current demand is largely driven by the “drive-to-leisure” market, as air travel remains reduced and group business is limited. Even though Marcus Hotels & Resorts experienced a significant decrease in group bookings for the remainder of the year because of the COVID-19 pandemic, group pace for 2021 is only slightly behind the comparable period last year, which included bookings in anticipation of Milwaukee hosting the Democratic National Convention (DNC).

“Most cancelled group bookings that were not for one-time events are rebooking for future dates, including for the rescheduled Ryder Cup in September 2021,” said Michael Evans, president of Marcus Hotels & Resorts. “And while the DNC will not be nearly as significant as originally anticipated due to the COVID-19 pandemic, it still is expected to benefit our Milwaukee hotels. While temporarily closing our hotels was the right thing to do, we believe our properties are uniquely positioned in their respective markets to recapture demand as travel recovers.”

Reopened hotels are operating with new protocols, including our CleanCare Pledge, which feature industry best practices for cleanliness, sanitation and safety. “As we continue to reopen our hotels, resorts and restaurants, the health and safety of our guests and associates remains paramount,” said Evans. “Our associates are working tirelessly so every guest can rest easy knowing they are receiving the highest standards of service and cleanliness, while still enjoying the best our award-winning properties have to offer.”

Conference Call and Webcast

The Marcus Corporation management will hold a conference call today, Tuesday, August 4, 2020, at 10:00 a.m. Central/11:00 a.m. Eastern time. Interested parties may listen to the call live on the internet through the investor relations section of the company’s website: www.marcuscorp.com, or by dialing 1-574-990-3059 and entering the passcode 5626098.

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A telephone replay of the conference call will be available through Tuesday, August 11, 2020, by dialing 1-855-859-2056 and entering passcode 5626098. The webcast will be archived on the company’s website until its next earnings release.

Non-GAAP Financial Measures

Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. The company defines Adjusted net earnings (loss) attributable to The Marcus Corporation as net earnings (loss) attributable to The Marcus Corporation adjusted to eliminate the impact of certain items that the company does not consider indicative of its core operating performance and the tax effect related to those items. The company defines Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation as Adjusted net earnings (loss) attributable to The Marcus Corporation divided by diluted weighted average shares outstanding. The company defines Adjusted EBITDA as net earnings (loss) attributable to The Marcus Corporation before investment income or loss, interest expense, other expense, gain or loss on disposition of property, equipment and other assets, equity earnings or losses from unconsolidated joint ventures, net earnings or losses attributable to noncontrolling interests, income taxes and depreciation and amortization, adjusted to eliminate the impact of certain items that the company does not consider indicative of its core operating performance. Reconciliations of these measures to the equivalent measures under GAAP are set forth in the attached tables.

Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are key measures used by management and the company’s board of directors to assess the company’s financial performance and enterprise value. The company believes that Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are useful measures, as they eliminate certain expenses that are not indicative of the company’s core operating performance and facilitate a comparison of the company’s core operating performance on a consistent basis from period to period. The company also uses Adjusted EBITDA as a basis to determine certain annual cash bonuses and long-term incentive awards, to supplement GAAP measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions, and to compare its performance against that of other peer companies using similar measures. Adjusted net earnings, Adjusted diluted earnings per share and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate industry competitors.

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Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are non-GAAP measures of the company’s financial performance and should not be considered as alternatives to net earnings (loss) or diluted earnings (loss) per share as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that the company’s future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted net earnings (loss) attributable to The Marcus Corporation and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management’s discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. In evaluating Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA, you should be aware that in the future the company will incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA, such as acquisition expenses, preopening expenses, accelerated depreciation, impairment charges and other adjustments. The company’s presentation of Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA should not be construed to imply that the company’s future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted net earnings (loss), Adjusted diluted earnings (loss) per share and Adjusted EBITDA differ among companies in our industries, and therefore Adjusted net earnings (loss), Adjusted diluted earnings (loss) per share and Adjusted EBITDA disclosed by the company may not be comparable to the measures disclosed by other companies.

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About The Marcus Corporation

Headquartered in Milwaukee, The Marcus Corporation is a leader in the lodging and entertainment industries, with significant company-owned real estate assets. The Marcus Corporation’s theatre division, Marcus Theatres®, is the fourth largest theatre circuit in the U.S. and currently owns or operates 1,110 screens at 91 locations in 17 states under the Marcus Theatres, Movie Tavern® by Marcus and BistroPlex® brands. The company’s lodging division, Marcus® Hotels & Resorts, owns and/or manages 18 hotels, resorts and other properties in eight states.  For more information, please visit the company’s website at www.marcuscorp.com.

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the following: (1) the adverse effects of the COVID-19 pandemic on our theatre and hotels and resorts businesses, results of operations, liquidity, cash flows, financial condition, access to credit markets and ability to service our existing and future indebtedness; (2) the duration of the COVID-19 pandemic and related government restrictions and social distancing requirements and the level of customer demand following the relaxation of such requirements; (3) the availability, in terms of both quantity and audience appeal, of motion pictures for our theatre division (particularly following the COVID-19 pandemic, during which the production of new movie content has essentially ceased and release dates for motion pictures have been postponed), as well as other industry dynamics such as the maintenance of a suitable window between the date such motion pictures are released in theatres and the date they are released to other distribution channels; (4) the effects of adverse economic conditions in our markets, including but not limited to, those caused by the COVID-19 pandemic; (5) the effects of adverse economic conditions, including but not limited to, those caused by the COVID-19 pandemic, on our ability to obtain financing on reasonable and acceptable terms, if at all; (6) the effects on our occupancy and room rates caused by the COVID-19 pandemic and the effects on our occupancy and room rates of the relative industry supply of available rooms at comparable lodging facilities in our markets once hotels and resorts have more fully reopened; (7) the effects of competitive conditions in our markets; (8) our ability to achieve expected benefits and performance from our strategic initiatives and acquisitions; (9) the effects of increasing depreciation expenses, reduced operating profits during major property renovations, impairment losses, and preopening and start-up costs due to the capital intensive nature of our business; (10) the effects of weather conditions, particularly during the winter in the Midwest and in our other markets; (11) our ability to identify properties to acquire, develop and/or manage and the continuing availability of funds for such development; (12) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States, other incidents of violence in public venues such as hotels and movie theatres or epidemics (such as the COVID-19 pandemic); (13) a disruption in our business and reputational and economic risks associated with civil securities claims brought by shareholders; (14) our ability to timely and successfully integrate the Movie Tavern operations into our own circuit; and (15) our ability to achieve the additional revenues and operating income that we anticipate from our additional week of operations in fiscal 2020. Our forward-looking statements are based upon our assumptions, which are based upon currently available information, including assumptions about our ability to manage difficulties associated with or related to the COVID-19 pandemic; the assumption that our theatre closures, hotel closures and restaurant closures are not expected to be permanent or to re-occur; the continued availability of our workforce; and the temporary and long-term effects of the COVID-19 pandemic on our business. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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THE MARCUS CORPORATION

Consolidated Statements of Earnings (Loss)

(Unaudited)

(in thousands, except per share data)

	13 Weeks Ended		26 Weeks Ended
	June 25,	June 27,	June 25,	June 27,
	2020	2019	2020	2019
Revenues:
Theatre admissions	$154	$83,055	$55,549	$142,024
Rooms	857	28,194	17,846	47,132
Theatre concessions	1,104	67,920	47,034	115,075
Food and beverage	586	18,615	14,200	34,398
Other revenues	3,297	22,533	22,073	43,362
	5,998	220,317	156,702	381,991
Cost reimbursements	1,935	12,183	10,691	20,548
Total revenues	7,933	232,500	167,393	402,539

Costs and expenses:
Theatre operations	8,640	76,193	62,656	132,571
Rooms	1,866	10,309	11,521	19,344
Theatre concessions	831	25,049	23,042	42,318
Food and beverage	1,151	14,902	15,616	28,511
Advertising and marketing	1,075	6,101	6,465	11,011
Administrative	11,178	18,950	28,910	36,809
Depreciation and amortization	18,845	18,273	37,878	34,258
Rent	6,328	6,878	13,282	12,281
Property taxes	6,025	5,468	12,054	10,861
Other operating expenses	3,121	10,719	11,828	21,602
Impairment charges	-	-	8,712	-
Reimbursed costs	1,935	12,183	10,691	20,548
Total costs and expenses	60,995	205,025	242,655	370,114

Operating income (loss)	(53,062)	27,475	(75,262)	32,425

Other income (expense):
Investment income	836	175	141	648
Interest expense	(3,529)	(3,093)	(6,045)	(6,152)
Other expense	(591)	(480)	(1,181)	(960)
Loss on disposition of property, equipment and other assets	(36)	(147)	(48)	(140)
Equity losses from unconsolidated joint ventures	(428)	(84)	(485)	(168)
	(3,748)	(3,629)	(7,618)	(6,772)

Earnings (loss) before income taxes	(56,810)	23,846	(82,880)	25,653
Income taxes (benefit)	(29,906)	5,609	(36,476)	5,622
Net earnings (loss)	(26,904)	18,237	(46,404)	20,031
Net (earnings) loss attributable to noncontrolling interests	125	171	(23)	105
Net earnings (loss) attributable to The Marcus Corporation	$(27,029)	$18,066	$(46,381)	$19,926

Net earnings (loss) per common share attributable to
The Marcus Corporation - diluted	$(0.89)	$0.58	$(1.53)	$0.64

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THE MARCUS CORPORATION

Condensed Consolidated Balance Sheets

(In thousands)

	(Unaudited)	(Audited)
	June 25,	December 26,
	2020	2019

Assets:

Cash and cash equivalents	$79,596	$20,862
Restricted cash	8,385	4,756
Accounts receivable	7,312	29,465
Refundable income taxes	51,580	5,916
Other current assets	11,117	18,265
Property and equipment, net	895,469	923,254
Operating lease right-of-use assets	240,790	243,855
Other assets	111,148	112,813

Total Assets	$1,405,397	$1,359,186

Liabilities and Shareholders' Equity:

Accounts payable	$11,585	$49,370
Taxes other than income taxes	16,864	20,613
Other current liabilities	62,251	79,189
Short-term borrowings	90,218	-
Current portion of finance lease obligations	2,809	2,571
Current portion of operating lease obligations	18,971	13,335
Current maturities of long-term debt	2,312	9,910
Finance lease obligations	19,877	20,802
Operating lease obligations	235,291	232,111
Long-term debt	257,409	206,432
Deferred income taxes	57,109	48,262
Deferred compensation and other	57,721	55,133
Equity	572,980	621,458

Total Liabilities and Shareholders' Equity	$1,405,397	$1,359,186

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THE MARCUS CORPORATION

Business Segment Information

(Unaudited)

(In thousands)

	Theatres	Hotels/ Resorts	Corporate Items	Total
13 Weeks Ended June 25, 2020
Revenues	$1,849	$5,915	$169	$7,933
Operating income (loss)	(34,531)	(14,681)	(3,850)	(53,062)
Depreciation and amortization	13,382	5,333	130	18,845

13 Weeks Ended June 27, 2019
Revenues	$162,387	$69,971	$142	$232,500
Operating income (loss)	28,219	4,016	(4,760)	27,475
Depreciation and amortization	13,353	4,832	88	18,273

26 Weeks Ended June 25, 2020
Revenues	$111,060	$56,075	$258	$167,393
Operating income (loss)	(41,614)	(25,534)	(8,114)	(75,262)
Depreciation and amortization	26,892	10,745	241	37,878

26 Weeks Ended June 27, 2019
Revenues	$277,272	$125,032	$235	$402,539
Operating income (loss)	40,813	863	(9,251)	32,425
Depreciation and amortization	24,480	9,599	179	34,258

Corporate items include amounts not allocable to the business segments. Corporate revenues consist principally of rent and the corporate operating loss includes general corporate expenses. Corporate information technology costs and accounting shared services costs are allocated to the business segments based upon several factors, including actual usage and segment revenues.

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THE MARCUS CORPORATION

Reconciliation of Adjusted net earnings (loss) and Adjusted net earnings (loss) per diluted common share

(Unaudited)

(In thousands, except per share data)

	13 Weeks Ended		26 Weeks Ended
	June 25,	June 27,	June 25,	June 27,
	2020	2019	2020	2019
Net earnings (loss) attributable to The Marcus Corporation	$(27,029)	$18,066	$(46,381)	$19,926
Add (deduct):
Adjustment to income taxes (a)	(17,588)	-	(17,588)	-
Acquisition/preopening expenses - theatres (b)	-	167	-	1,976
Preopening expenses - hotels (c)	-	2,679	-	3,914
Property closure/reopening expenses - theatres (d)	670	-	3,457	-
Property closure/reopening expenses - hotels (e)	2,311	-	5,041	-
Impairment charges (f)	-	-	8,712	-
Tax impact of adjustments to net earnings (g)	(889)	(743)	(5,101)	(1,537)
Adjusted net earnings (loss) attributable to The Marcus Corporation	$(42,525)	$20,169	$(51,860)	$24,279

Net earnings (loss) per diluted common share attributable to The Marcus Corporation	$(0.89)	$0.58	$(1.53)	$0.64
Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation	$(1.40)	$0.64	$(1.71)	$0.78

(a)	Reflects a nonrecurring adjustment to income taxes related to several accounting method changes and the impact of the CARES Act, which allows net operating loss carrybacks to a higher federal income tax rate year.

(b)	Acquisition and preopening costs incurred related to the Movie Tavern acquisition.
(c)	Preopening costs incurred related to the conversion of the InterContinental Milwaukee into Saint Kate® - The Arts Hotel.
(d)	Reflects nonrecurring costs related to the required closure of all of the company's movie theatres due to the COVID-19 pandemic, plus subsequent nonrecurring costs related to reopening theatres.
(e)	Reflects nonrecurring costs related to the closure of the company's hotels and resorts due to reduced occupancy as a result of the COVID-19 pandemic, plus subsequent nonrecurring costs related to reopening hotels.

(f)	Impairment charges related to intangible assets (trade name) and several theatre locations.

(g)	Represents the tax effect related to adjustments (b), (c), (d), (e) and (f) to net earnings (loss), calculated using statutory tax rates of 29.6% for the fiscal 2020 periods and 26.1% for the fiscal 2019 periods.

Reconciliation of Net earnings (loss) to Adjusted EBITDA

(Unaudited)

(In thousands)

	13 Weeks Ended		26 Weeks Ended
	June 25,	June 27,	June 25,	June 27,
	2020	2019	2020	2019
Net earnings (loss) attributable to The Marcus Corporation	$(27,029)	$18,066	$(46,381)	$19,926
Add (deduct):
Investment income	(836)	(175)	(141)	(648)
Interest expense	3,529	3,093	6,045	6,152
Other expense	591	480	1,181	960
Loss on disposition of property, equipment and other assets	36	147	48	140
Equity losses from unconsolidated joint ventures	428	84	485	168
Net (earnings) loss attributable to noncontrolling interests	125	171	(23)	105
Income tax expense (benefit)	(29,906)	5,609	(36,476)	5,622
Depreciation and amortization	18,845	18,273	37,878	34,258
Share-based compensation expenses (a)	1,190	949	2,178	1,726
Acquisition/preopening expenses - theatres (b)	-	167	-	1,976
Preopening expenses - hotels (c)	-	2,679	-	3,914
Property closure/reopening expenses - theatres (d)	670	-	3,457	-
Property closure/reopening expenses - hotels (e)	2,311	-	5,041	-
Impairment charges (f)	-	-	8,712	-
Adjusted EBITDA	$(30,046)	$49,543	$(17,996)	$74,299

(a)	Non-cash charges related to share-based compensation programs.

(b)	Acquisition and preopening costs incurred related to the Movie Tavern acquisition.

(c)	Preopening costs incurred related to the conversion of the InterContinental Milwaukee into Saint Kate® - The Arts Hotel.

(d)	Reflects nonrecurring costs related to the required closure of all of the company's movie theatres due to the COVID-19 pandemic, plus subsequent nonrecurring costs related to reopening theatres.

(e)	Reflects nonrecurring costs related to the closure of the company's hotels and resorts due to reduced occupancy as a result of the COVID-19 pandemic, plus subsequent nonrecurring costs related to reopening hotels.

(f)	Impairment charges related to intangible assets (trade name) and several theatre locations.

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